UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933

SKODA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

5621

(Primary Standard Industrial Classification Code Number)

N/A

(IRS Employer Identification Number)

Posada Del Rey, Via Italia, Panama City, Republic of Panama

(507) 6725 8263

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Empire Stock Transfer Inc.

2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074

(702) 818-5898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fusion Business Group Inc.

424 West Bakerview Road, Unit 105-268

Bellingham, WA  98226

skodaventures@gmail.com

Telephone: (949) 419-6588

Facsimile: (949) 272-0088

As soon as practicable after this registration statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock	4,000,000	$0.015	$60,000	$8.18[3]

[1]	This price was arbitrarily determined by the Issuer and does not reflect market value, assets or any established criteria of valuation.
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

[3]	Calculated under Section 6(b) of the Securities Act of 1933 as .0001161000 of the aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURTIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

SKODA VENTURES, INC.

Shares of Common Stock

2,000,000 Minimum – 4,000,000 Maximum

There has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority. In order to be listed on the Bulletin Board, we must secure a market maker who will file a Form 211 with FINRA on our behalf, of which there is no assurance that we will ever be able to secure a market maker to perform this task. There is no assurance that the shares will ever be quoted on the Bulletin Board.

This offering will begin on the effective date of this registration statement.  That date is set forth below as “The date of this prospectus is____________” and will terminate 270 days later on __________, 2013, or on the date the maximum number of shares are sold, whichever date is earlier.

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering; 2,000,000 shares minimum, 4,000,000 shares maximum, without any involvement of underwriters or broker-dealers.  The offering price is fixed at $0.015 per share and will remain fixed at $0.015 per share throughout the offering.  Funds from this offering will be placed in a separate bank account at HSBC Panama, Ave. Aquilino De La Guardia and 47th Street, Bella Vista, Panama City, Republic of Panama; the telephone number is 507-321-4722. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate non-interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Ronald Guillermo, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days.  The funds will be maintained in the separate bank until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  In the event that 2,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without a deduction of any kind.   We define “promptly” as a period of up to three business days.  We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.

There are no minimum purchase requirements.

Our common stock will be sold by Ronald Guillermo, our sole officer and director. Mr. Guillermo will not receive any commissions or proceeds from the offering for selling shares on our behalf.

We are an “emerging growth company” under the federal securities laws. Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. After this registration statement is declared effective, we intend to have a registered market maker submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), a quotation medium administered by the Financial Industry Regulatory Authority (“FINRA”). There is no assurance that a market maker will be willing to submit an application for quotation of our common stock. Also, although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors."

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors for our products and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

All of the estimated expenses of the offering have been paid out of the funds received by the initial investment of our sole officer and director for the purchase of our restricted common stock. The expected net proceeds to us if the minimum and maximum shares are sold are as follows:

Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.015	$0.00	$0.015
Per Share - Maximum	$0.015	$0.00	$0.015
Minimum	$30,000	$0.00	$30,000
Maximum	$60,000	$0.00	$60,000

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, Dated ____________, 2013.

SUMMARY INFORMATION AND RISK FACTORS

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Summary of Our Business

We are a development stage company with plans to create a website that will offer apparel and related accessories reflecting North American trends to retail customers across Latin America. The website will initially carry products targeting the women’s young adult market and plans to expand by including products for young adult men. Although our business is not yet operational and we have not yet begun to implement our business plan, we have taken measures to reserve the domain name www.skodatrends.com and anticipate on commencing operations in the next 12 months if we are able to raise the funds required from this offering.

Our company, based in Panama City, Republic of Panama, was incorporated under the laws of Nevada on August 16, 2012. Our principal executive offices are located at Posada Del Rey, Panama City, Republic of Panama and our telephone number is (507) 6725 8263. Our website address is www.skodatrends.com. The information contained on our website is not part of this prospectus.

Summary Financial Information

We have not earned any revenues to date and do not anticipate earning revenues until our website is completed. We have relied upon the sale of our securities in unregistered private placement transactions to fund our operations to date. Management plans on raising cash from public or private debt and equity financings, on an as needed basis, until revenues are sufficient to fund operations.

The following tables present summarized financial information from inception through August 31, 2012 , extracted from our financial statements presented elsewhere in this prospectus. The information should be read in conjunction with "Management's Discussion and Analysis" presented elsewhere in this prospectus.

Balance Sheet Summary

As of May 31, 2013

($)

Cash	4,430
Total Assets	4,430
Total Liabilities	5,000
Total Liabilities and Stockholder’s Equity	4,430

 Statement of Operations and Deficit Summary

For the period from inception (August 16, 2012) through May 31, 2013

($)

Sales	Nil
Net Loss for the Period	5,570
Net Loss per common share (basic)	*

  (less than $0.01 per share)

Since our inception through August 16, 2012, we have incurred a net loss of $5,570.   Our net loss is due to lack of revenues to offset our general and administrative expenses related to the creation and organization of our business.

Given our lack of operating history, and due to the fact that, to date, we have had no revenues, our independent auditor has included a note in our May 31, 2013 financial statements raising substantial doubt about our ability to continue as a going concern.

Summary of the Offering

Securities Offered	Minimum 2,000,000 to maximum 4,000,000 shares of our common stock, par value $0.00001

Shares Outstanding Before the Offering	5,000,000

Shares Outstanding After the Offering if all of the Shares are Sold	9,000,000

Offering Price per Share, Fixed	$0.015

Market for common stock.	Our common stock is not traded or quoted for trading on any exchange or over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker apply for our common stock to be eligible to be quoted for trading on the OTC Bulletin Board. If our application is approved, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares under this prospectus may find it difficult to resell them when they are eligible for public resale.

Use of Proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.

Net Proceeds to Us	$30,000 assuming the minimum number of shares is sold. $60,000 assuming the maximum number of shares is sold.

Offering Period	The shares are being offered for a period not to exceed 270 days.

Blank Check Issue

 We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer fashion apparel and accessories manufactured in Asia that is trendy in North America to retail customers in South America. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Readers should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to invest in shares of our common stock.

This prospectus contains forward-looking statements that involve risks and uncertainties. If any of these risks and uncertainties occur, our business, financial condition or results of operations could be materially adversely affected. The trading price of our common stock, if and when the stock is ever quoted for trading, may decline due to any of these risks and an investor may lose all or part of his or her investment.

Risk Factors relating to the Company, it’s lack of Operations and its Financial Condition.

We have no operating history on which potential investors may evaluate our operations and prospects for profitable operations and we face a high risk of business failure.

As a company in the early stage of development with an unproven business strategy and no operating history, it may be difficult for a potential investor to base an evaluation on us and our prospects. Since inception on August 16, 2012, we have been primarily involved in organizational activities such as obtaining financing and building our website. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the problems typically encountered by new businesses and the high rate of failure of such enterprises. Potential problems include limited capital resources, uncertain market acceptance, and the inability to respond effectively to competitive developments and to attract, retain and motivate qualified employees. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

We have yet to earn revenue from our business and, because our ability to sustain our future operations is dependent on our ability to raise financing, our independent auditors believe that there is substantial doubt regarding our ability to continue as a going concern.

We have accrued net losses of $5,570 for the period from our inception on August 16, 2012 to May 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors have caused our independent auditors to express the opinion that there is substantial doubt that we will be able to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our auditors' comments when determining if an investment in the Company is suitable.

We may require additional financing to sustain our future operations and without it we may not be able to continue operations.

We currently have no committed sources of additional capital, other than a shareholder loan commitment (provided by our sole executive officer and director) referred to elsewhere in this prospectus, and we may not be able to obtain financing when required. We intend to fund our operations and capital expenditures from limited cash flow from our cash on hand and the net proceeds from the private placement. If the actual costs of our business significantly exceed our estimates, our existing and committed funds may be insufficient. We expect that we will need to raise additional funds in the future in order to complete our full business plan and to maintain operations, pursue business opportunities, such as expansion, acquisitions of complementary businesses or the development of new products or services, to react to unforeseen difficulties or to respond to competitive pressures. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our sales efforts and additional costs and expenses that may exceed our current estimates. We cannot assure you that any financing arrangements will be available on acceptable terms. We may not be able to fund our expansion, successfully promote our products, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our shares.

Our officer, director and principal stockholders control our business and may make decisions that are not in the best interests of minority stockholders.

Our officer, director and principal stockholders own approximately 100% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our officers, directors and principal stockholders may differ from the interests of the other stockholders and thus may result in corporate decisions that are disadvantageous to other stockholders.

Our management has no experience in the sale of apparel and accessories, online or otherwise, and therefore we may make mistakes that could cause our business to fail.

Although Ronald Antonio Guillermo Rios, our sole executive officer and director, has experience in marketing and sales, he has no formal training in the sourcing and sale of in-fashion apparel and accessories established by North Americans, online or otherwise. With no direct training or experience in these areas, our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard managerial approaches online retail companies commonly use. Our operations, earnings, and ultimate financial success could suffer irreparable harm as a consequence.

Our current executive officer/director has other business interests. He may not be able or willing to devote a sufficient amount of time to our business operations and therefore may cause our business to fail.

Ronald Guillermo, our sole executive officer and director, currently devotes less than 20 hours per week providing management services to us. As a result, our operations may be sporadic and occur at times which are not convenient to Mr. Guillermo. While Mr. Guillermo presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The limited ability of our officer/director to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact the development of our business.

We plan to grow rapidly, which may place strains on our management team and other company resources to implement more sophisticated managerial, operation and financial systems, procedures ad controls and to train and manage the personnel necessary to implement those functions.

Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business.

Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel.

Competition for employees can be intense in the fashion and apparel industry and the process of locating key personnel with the right combination of skills is often lengthy. Failure to attract and retain the necessary technical personnel, sales and marketing personnel and other skilled management could significantly delay or prevent the achievement of our business goals. If we fail to attract, train and retain a sufficient number of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Our future operations will depend on fashion trends. If our products are not fashionable, our business could be adversely affected.

The novelty and the style of the apparel and accessories that will be offered are important to our success and competitive position, and the inability to offer such trendy products to our customers could harm our business. We cannot be certain that certain styles will continue to be fashionable. Should the trend steer away from our offered apparel and accessories, sales could decrease and our business could be adversely affected. In addition, there are no assurances that the future products we anticipate to be fashionable will be so, and any unsuccessful choices could adversely affect our business.

Our future success depends on our ability to respond to changing consumer demands, identify and interpret fashion trends and successfully market new products.

The fashion and apparel industry is subject to rapidly changing consumer demands and fashion trends. Accordingly, we will be required to identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial marketing efforts and expenditures. If we are unable to meet changing consumer demands and offer successful styles in the future, our growth and profitability will be negatively impacted. We intend to make decisions about products to offer and marketing initiatives months before consumer acceptance can be determined. If we fail to anticipate, identify or react appropriately to changes in styles and trends or are not successful in marketing new products, we could experience excess inventories, higher than normal markdowns or an inability to profitably sell our products. Because of these risks, companies in the fashion and apparel industry may experience periods of rapid growth in revenues and earnings and thereafter periods of declining sales and losses, which may result in companies in these industries ceasing to do business. Similarly, these risks could have a severe negative effect on the results of our future operations or financial condition.

We may experience seasonal and quarterly fluctuations in demand for our products.

Our quarterly results may fluctuate as a result of the timing of holidays, weather, the timing of larger shipments of products, market acceptance of our products, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and factors beyond our control, such as general economic conditions and the actions of competitors. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

Competition in the fashion industry is strong.

The fashionable apparel and accessory industry is highly competitive and barriers to entry are low. Our competitors may include specialty companies as well as companies with diversified product lines. The substantial growth in the sales of fashionable apparel has encouraged the entry of many new competitors and increased competition from established companies. Our competitors may have significantly greater financial, technological, marketing and distribution resources than we may. Their greater capabilities in these areas could enable them to better withstand periodic downturns in the fashion and apparel industry, compete more effectively on the basis of price and production and offer new products more quickly. In addition, new companies may enter the markets in which we will be competing in, further increasing competition in the fashion and apparel industry. We believe that our ability to compete successfully will depend on a number of factors, including the strength of our licensors’ brand names, effective advertising and marketing, fashionable styling, high quality and value products. Increased competition is a factor beyond our control and it may not allow our company to compete successfully in the future. This may result in price reductions, reduced profit margins, loss of market share and an inability to generate sufficient cash flows to maintain or expand our development and marketing of products, which would adversely impact the trading price of our common shares.

International manufacturing and purchasing operations are subject to the risks of doing business abroad, which could affect our ability to obtain products from foreign suppliers or control the costs of our products.

Substantially most of our revenue will derive from sales of apparel and associated accessories manufactured in foreign countries, with most manufactured in China. Foreign manufacturing and purchasing is subject to a number of risks, including:

- political and social unrest;
- changing economic conditions;
- currency exchange rate fluctuations;
- international political tension and terrorism;
- work stoppages;
- electrical shortages;
- transportation delays;
- loss or damage to products in transit;
- expropriation;
- nationalization;
- the imposition of tariffs and trade duties both international and domestically;
- import and export controls and other non-tariff barriers;
- exposure to different legal standards (particularly with respect to intellectual property);
- compliance with foreign laws; and
- changes in domestic and foreign governmental policies.

In particular, because most of our products are manufactured and purchased in China, adverse change in trade or political relations with China or political instability in China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.

In addition, if we, or our foreign manufacturers, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.

Foreign currency fluctuations could adversely affect our profitability.

We intend to sell our products in U.S. dollars. However, we plan to source the vast majority of our products overseas and the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.

The content of our website could expose us to various kinds of liability, which, if prosecuted successfully, could negatively impact our business.

Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors.  We could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties’ proprietary technology.   Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations. Any claim of infringement, with or without merit, could be time consuming, result in costly litigation or require us to enter into royalty or licensing agreements.  Such royalty or licensing agreements might not be available on terms acceptable to us, or at all.  As a result, any such claim of infringement against us could have a material adverse effect upon our business, financial condition, results of operations and cash flows.

Our online, offline and other marketing initiatives may not be successful and this could have a material adverse effect on our business, financial condition or results of operations.

Our success depends on our ability to attract customers on cost-effective terms. We intend to develop relationships with online services, search engines, and other web sites and e-commerce businesses to provide other links to direct customers to our web site. Such services are expensive and may not result in the cost effective acquisition of customers.  We are relying on the offline and online marketing initiatives as a source of traffic to our Website and new customers. If these initiatives are not successful, our business, financial condition and results of operations will be adversely affected.

Risk Factors Relating to the Internet Industry

Customers may be unwilling to use the Internet to engage in financial transactions.

Our long-term future depends heavily upon the general public’s willingness to use the Internet as a marketplace. E-commerce remains a relatively new concept and large numbers of customers may not begin or continue to use the Internet for financial transactions. The demand for and acceptance of products sold over the Internet are highly uncertain and most e-commerce businesses have a short track record. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

The security risks or perception of risks of e-commerce may discourage customers from purchasing goods from us.

In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our Website and choose not to purchase from us.

We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be liable if third parties misappropriate our customers’ personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers’ personal information or credit card information, or if we give third parties improper access to our customers’ personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

System and online security failures could harm our business and operating results.

Our services will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We have business interruption insurance; however, we cannot be certain that our coverage will be sufficient to compensate us for losses that may occur as a result of business interruptions.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

To remain competitive, we will need to continually enhance and improve the functionality and features of our e-commerce businesses. We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forgo the use of our Website and use those of our competitors. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing website and our technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business, prospects, financial condition and results of operations.

Existing or future government regulation could harm our business, results of operation and financial condition.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. For example, United States and foreign laws regulate our ability to use customer information and to develop, buy and sell mailing lists. The vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised thereby. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain. These current and future laws and regulations could harm our business, results of operation and financial condition.

Risk Factors Relating To Our Common Stock

If we deem it advisable to raise capital through equity or convertible debt financings, the then current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders.

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. If we issue additional equity or convertible debt securities to raise funds, the ownership percentage of our then existing stockholders will be reduced. Also, new equity or convertible debt investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.

Given our continued need for additional capital, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for a person who cannot afford to lose his entire investment.

If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock.

If we become a reporting issuer under the Exchange Act, we may lose this status and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by FINRA.

As of the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Exchange Act. We expect to become a reporting issuer under the Exchange Act and to thereby become subject to these requirements, approximately upon the effectiveness of the registration of the shares as contemplated in this prospectus. We do not have experience as a reporting issuer, however, and may encounter difficulties meeting the various obligations imposed on us by the reporting system. If we become a reporting issuer, we will be required to maintain this status in order to be traded by broker-dealers regulated by FINRA. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

A stable market for our common stock may never develop or, if it should develop, be sustained and therefore you may be unable to liquidate your investment in our stock.

Our common stock is not quoted on any exchange. Even though management's strategy is to develop a public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never develop or, if it should develop, be sustained. If a stable market for our common stock cannot be developed or sustained, investors may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose his entire investment.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The shares of our common stock are "penny stocks" within the definition of that term as contained in the Exchange Act (generally, equity securities with a price of less than $5). The Securities and Exchange Commission (the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker-dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a market in our stock, reducing the level of trading activity in any secondary market that may develop for our stock, and accordingly, investors may find it difficult or impossible to sell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We will incur increased costs as a result of being a public company

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will incur increased legal and accounting costs as a result of being subject to the periodic filing and reporting requirements of the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Commission, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, as a result of becoming a public company, we may need to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $30,000 minimum, $60,000 maximum basis. The table below sets forth the use of proceeds if $30,000, $45,000 or $60,000 of the offering is sold.

$30,000	$45,000	$60,000

Gross proceeds Offering expenses Net proceeds	$ $ $	30,000 0 30,000	$ $ $	45,000 0 45,000	$ $ $	60,000 0 60,000

 The net proceeds will be used as follows:

Legal and Professional fees Website development Database Marketing and advertising Establishing an office Salaries Filing Fees with Local Regulatory Agencies Travel Working capital	$ $ $ $ $ $ $ $ $	5,000 5,000 2,000 2,000 1,000 0 1,500 5,000 8,500	$ $ $ $ $ $ $ $ $	5,000 5,000 2,500 5,000 2,500 0 1,500 10,000 13,500	$ $ $ $ $ $ $ $ $	5,000 7,000 5,000 5,000 3,000 10,000 1,500 10,000 13,500

All of the estimated expenses of the offering have been paid out of the funds received by the initial investment of our sole officer and director for the purchase of our restricted common stock.

We believe that if we raise the minimum amount from our public offering we will be able to remain in compliance with our reporting requirements for the next twelve months and begin operations. Legal fees are for the review of our periodic reports; accounting fees are estimated for three reviews of our financial statements and an audit. Consulting fees are for a consultant to prepare our periodic reports and advise us on compliance matters and the transfer agent fees consist of establishing initial set-up fees and the printing of the corporate share certificates.

We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to develop a more sophisticated website; a stronger marketing and advertising campaign; and, provide for additional working capital.

We will spend between $5,000 and $7,000 for the preparation of our website which includes the cost of content creation and links to and from our website. The more funds that are able to be allocated to the creation of our website will provide for a more sophisticated site with additional tabs, pages and enhanced features. Additionally, more funds will allow for regular updates to be done by our hosting provider.

We intend to develop and maintain a database of suppliers and customers. The estimated cost to develop and maintain the database is between $2,000 and $5,000.

Marketing and advertising will be focused on promoting our products to the public.  We also intend to print sales material for distribution in newspapers and magazines. The cost of developing the campaign is estimated to cost between $2,000 and $5,000.  If we raise the minimum, we will plan to concentrate more on advertising through newspapers, flyers, and other physical printed mediums. We will allocate more funds to online advertising as well as printed material if the maximum dollar amount is raised in the offering. See “Marketing” subsection of the Business section for a detailed description of our marketing and advertising outline.

We intend to use the president’s home initially as our office on a rent free basis. If we raise only the minimum, we will purchase a computer and set up communication lines in Mr. Guillermos’ home to facilitate sales from his home office. If we raise the maximum in our offering we will establish an outside physical office.

As a foreign corporation conducting business in Panama, we must file the following documents at the Public Registry Office:

  A notarized Spanish translation of the Articles of Incorporation;
  Board of Directors minutes authorizing the Panamanian registration;
  Copies of the most recent financial statements;
  A certificate from a Panamanian Consul confirming that the Company is organized according to the law of its place of incorporation; and
  Notification of the transfer of capital to the Panamanian operation.

Regardless of if we raise the minimum or the maximum is raised in our offering we will spend $1,500 from the proceeds of the offering to file the aforementioned documents with the Public Registry Office of Panama so we are able to comply with the regulations of the country in which we are operating in.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history;
*	The proceeds to be raised by the offering;
*	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and
*	Our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of May 31, 2013 the net tangible book value of our shares of common stock was approximately $(570) or approximately $(0.0001) per share based upon 5,000,000 shares outstanding.

If 4,000,000 (100%) of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares (5,000,000 shares outstanding prior to this offering plus 4,000,000 shares from this offering) to be outstanding will be $59,430 (current net tangible book value of approximately $(570) plus the net proceeds from this offering of $60,000) or approximately $0.007 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0071 per share to $0.007 per share without any additional investment on his part. You will incur a dilution from $0.015 per share to $0.007 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.00% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.015 per share. Our existing stockholder will own approximately 56.00% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or approximately $0.001 per share.

If 3,000,000 Shares Are Sold:

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,000,000 shares (5,000,000 shares outstanding prior to this offering plus 3,000,000 shares from this offering) to be outstanding will be $44,430 (current net tangible book value of approximately $(570) plus the net proceeds from this offering of $45,000), or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.0061 per share without any additional investment on his part. You will incur an immediate dilution from $0.015 per share to $0.006 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.5% of the total number of shares then outstanding for which you will have made cash investment of $45,000, or $0.015 per share. Our existing stockholder will own approximately 62.5% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or approximately $0.001 per share.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 7,000,000 shares (5,000,000 shares outstanding prior to this offering plus 2,000,000 shares from this offering) to be outstanding will be $29,430 (current net tangible book value of approximately $(570) plus the net proceeds from this offering of $30,000), or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.0041 per share. You will incur an immediate dilution from $0.015 per share to $0.004 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.6% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.015 per share. Our existing stockholder will own approximately 71.4% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0001)
Net tangible book value per share after offering	$0.007
Increase to present stockholder in net tangible book value per share
after offering	$0.0071
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	9,000,000
Percentage of ownership after offering	56.00%

 Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.015
Dilution per share	$0.008
Capital contributions	$60,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing stockholder	7.7%
Percentage of capital contributions by new investors	92.3%
Percentage of ownership after offering	44.00%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.015
Dilution per share	$0.009
Capital contributions	$45,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing stockholder	10%
Percentage of capital contributions by new investors	90%
Percentage of ownership after offering	37.5%

Purchasers of Shares in this Offering if the Minimum Number of Shares Sold

Price per share	$0.015
Dilution per share	$0.011
Capital contributions	$30,000
Percentage of capital contributions by existing stockholder	14%
Percentage of capital contributions by new investors	86%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.6%

PLAN OF DISTRIBUTION

There is currently no market for any of our shares, and we cannot give any assurance that the shares offered will ever have a market value. If or when, a secondary market develops, there is still no assurance that you will be able to resell your shares at the offered price should it develop. A public market for our securities may not be sustained even if developed in the future.

We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, and 4,000,000 shares maximum basis. The offering price is fixed at $0.015 per share and will remain fixed at $0.015 throughout the offering. Funds from this offering will be placed in a separate bank account at HSBC Panama, Ave. Aquilino De La Guardia and 47th Street, Bella Vista, Panama; the telephone number is 507-321-4722. The funds will be maintained in the separate bank account until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing savings account under our control where we have segregated your funds.   Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately be used by us.

If we do not receive the minimum amount of $30,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind. We will return your funds to you in the form of a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	Extension of the offering period beyond 270 days;
*	An extension of the date by which we must sell the minimum number of shares;
*	Change in the use of proceeds;
*	Change in the offering price;
*	Change in the minimum sales requirement;
*	Change to allow sales to affiliates in order to meet the minimum sales requirement;
*	Change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds. We do not, however, plan on changing any of the aforementioned material terms of this offering.

We will sell the shares in this offering through Ronald Guillermo, our sole officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

            1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

            2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

            3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

            4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ronald Guillermo is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Guillermo will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell the shares in this offering outside the United States to non-US residents. No shares of our common stock offered in this offering will be sold inside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

            Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

            Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

            Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

            Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

            Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

            Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	Execute and deliver a subscription agreement.
2.	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SKODA VENTURES, INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities to be registered consist of common stock, with a par value of $0.001 per share.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available to be dividended at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock share equally on a per share basis in any dividend declared by the Board of Directors.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share, based on their percentage holdings, in all net assets available for distribution to stockholders after payment to creditors.

The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement as having prepared or certified any part thereof (or any report or valuation for use in connection with the registration statement), or counsel for the registrant, underwriters or selling security holders named in the prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters) voting trustee, director, officer, or employee.

Our financial statements for the period ended May 31, 2013, contained in this prospectus, have been audited by Stan Lee CPA, P.C. registered independent certified public accountant, to the extent set forth in his report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words which, by their nature, refer to future events.   You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

*	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
*

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

*	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
*	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of products to sell and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering.   We cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.   If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy.  If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

If we raise less than the maximum amount and need more money, we will have to revert to obtaining additional money as described in this paragraph.  Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Upon completion of our public offering, our specific goal is to profitably sell products on our Internet website to the public.  We intend to accomplish the foregoing by the following milestones:

1.

Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.	After completing the offering, if we raise more than the minimum, we will begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. Our president has agreed to allow us to use his office space rent-free if only the minimum is raised. In that case, we will spend $1,000 of the proceeds to purchase a computer and set up communication lines such as phone and internet to facilitate sales. If more than the minimum is raised between $2,500 and $3,000 will be spent on setting up an independent office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.
3.	Once our office is established, which we said should be 30 days after completing our offering, we intend to hire a web designer to begin development of the website. Locating a website designer and developing our website should take approximately 30- 90 days. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As we locate customers and as our customer database expands, we will have to be continually upgrading the website. This promotion will be ongoing through the life of our operations.
4.	Approximately 90-120 days after we complete our public offering, we intend to promote our products through traditional sources such as local food and restaurant publications, letters, emails, flyers and mailers. We intend to promote our products to restaurants and bars in Panama City initially. We will aggressively court contacts provided by our president, Ronald Guillermo. We believe that it will cost a minimum of $2,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.
5.	Within 120-180 days from the initial launch of our marketing program, we believe that we will begin generating income from the sale of our products.

In summary, we should implement our business plan and expect to be engaging clients within 90-120 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

The above mentioned milestones and timelines will be dependent upon the availability of our sole officer and director. Ronald Guillermo is entirely responsible for our day-today operations. Establishing an office will take time as Mr. Guillermo will need to locate an appropriate facility which will be determined by the total amount raised in the offering; additionally, he will have to make arrangements for telephone and other communication lines to be established, and offices supplies will need to be procured. Once the office is fully operational, Mr. Guillermo can then turn his attention to retaining a web developer.

We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website.  This will happen once we negotiate agreements with one or two suppliers of products and start advertising products on our website.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not have any plans to do anything else.

Results of Operations

From Inception on August 16, 2012 to May 31, 2013

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared the business plan included in this registration statement.  We have reserved the domain name “www.skodatrends.com”  Our net loss since inception is $5,570 comprised of filing, accounting, and consulting fees.  We have not started our proposed business operations and will not do so until we have completed this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $5,000.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.  Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months.

We issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  This was accounted for as a sale of common stock.

As of May 31, 2013, our total assets were $4,430 consisting entirely of cash and our total liabilities were $5,000 comprised entirely of accounts and related party payables.

To meet our short term cash needs, we are offering on a 2,000,000 minimum, 4,000,000 maximum shares of common stock at $0.015 per share, through a public offering. If we raise the minimum amount from the offering, the net proceeds to us will be $30,000 which we believe will be enough to begin operations and sustain our cash needs for the next 12 months.

We believe that we will need an additional $25,000 per year after our initial 12 month period to maintain minimal operations. While this amount will be enough to support basic operations and compliance with regulatory agencies, it will not be enough to promote growth.  If we are not able to generate revenue and operating profitably during that time, we may need to find alternative sources of cash, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations long term.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we begin to generate profits after that time, we will use the profits to further develop our business as indicated in our Use of Proceeds section.  Additionally, we refer to the Plan of Operations section in this prospectus for additional information.

DESCRIPTION OF BUSINESS

In General

We are a developmental stage company with plans to become a Panama-based online fashion retail outlet. We seek to provide products not available to consumers in Latin America, such products including apparel and related accessories will expose the most current trends in North America. While revenue will derive from the sales of these products that will fall into the moderate to premium-priced categories of the fashion and apparel industry, operations online will allow us to avoid the fixed costs of brick-and-mortar establishments. We believe that this distribution strategy will distinguish us from other fashion retail companies. Initially we will focus on targeting the women’s young adult market and once gross margins can allow for expansion, we intend on targeting the men’s young adult market as well. Our prospective buyers may seek a larger selection of products than what is available in Latin America.

We have no plans to change our planned business activities or to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and we are not aware of any events or circumstances that might cause these plans to change.

To date our operations have been limited to organizational activities, and we will not start operations until our website is completed.

Industry Overview

Online retail is an exponentially growing industry. According to research conducted by Forrester Research Inc., 192 million U.S. consumers will shop online in 2016, up 15% from 167 million in 2012. By analyzing trends in the monthly retail sales figures released by the U.S. Census Department, Forrester Research Inc. projects that in 2016 online shoppers in the United States will spend $327 billion, which is up 45% from $226 billion in 2012 and 62% from $202 billion in 2011. In 2016, online retail will account for 9% of total retail sales, up from 7% in both 2011 and 2012, according to the report “U.S. Online Retail Forcast, 2011 to 2016” released by Forrester analyst Sucharita Mulpuru. This figure represents a compound annual growth rate of 10.1% over the five- year forecast period.

The major factor in driving e-commerce growth is that each shopper will spend more on average, the report says U.S. consumers will each spend an average of $1738 online in 2016, up 44% from $1207 in 2012. Many consumers will prefer the web over brick-and mortar retailers largely in part because of online deals. The report states that 70% of holiday shoppers last year said they made purchases online rather than in stores because online retailers offered better deals. Other factors contributing to the growth of e-commerce include aggressive merchandising and discounting from flash sale and daily deal retailers and more online loyalty programs including shipping clubs such as Amazon Prime that offer free two-day shipping for a $79 annual fee. According to Forrester, 12% of online shoppers belonged to such programs in 2011, up from 9% in 2010. 61% of consumers who belonged to such a program last year said they bought from the retailer that operated the program. The increasing popularity of smart phones and tablet computers among consumers is another factor that largely contributes to the growth of online retail. These technological devices lead consumers to spend more time online and encourage shoppers to purchase more products on impulse.

As a direct alternative to conventional brick-and-mortar retailers, online retailers are able to save on the fixed costs usually associated with brick-and-mortar retailers and offer products at more competitive prices. Online retailers are progressively performing better as it is more cost effective and feasible for them to improve their websites and services. Websites can integrate rich selling tools such as zoom, color swatching, and configurations, as well as provide broader payment options and subscription plans for their buyers.

Principal Products

The Company website www.skodatrends.com will offer a range of products that will support our primary objective of exposing North American fashion trends to the inhabitants of Latin America. Our prospective customers only need access to a device such as a computer, tablet, or smart phone and the Internet to gain access to our online store. The website will give customers the ability to create a personalized account that will allow them to save and share products they like on social networking sites such as Facebook, Twitter, Instagram, and Pinterest. We plan to keep statistics on what products are popular in their respective geographic location and during what time of year.

Skoda will keep up to date with the latest global fashion trends including those from Europe and Asia as they heavily influence trends in North America. We will also research expanding operations to be more flexible in order to reach out to a larger customer base.

Competitive Factors

We believe that the principal competitive factors in our market include brand recognition, product variety, product availability, product quality, customer service, relationships with wholesale manufacturers, website design, website accessibility, website features.

Website Design and Features

The homepage of our website will show a rotation of large photos of different trending outfits suitable for a variety of occasions. To allow patrons to navigate the website without difficulty, we will provide links to each category of apparel as well as discounted merchandise. Customers will be able to filter the apparel in each category by popularity, price, size, and by the time articles are listed.

Success in today’s e-commerce world includes addressing the needs of mobile device users. We will engineer our Website to ensure compatibility with mobile devices including smart phones and tablets like the iPad.

Website Content

Our website will contain a “look book”, similar to an online magazine, prepared by a qualified fashion stylist and articles from current North American fashion magazines showcasing products similar to what we will be offering will also be posted to support our prospects in trends. This is to give potential customers an idea of how accurate and fashionable our apparel and related accessories are.

Product Selection and Availability

We intend to offer a broad range of fashionable apparel and accessories for all occasions. These products will be suitable for environments including, but not limited to the beach, work, formal and casual parties. The selection and availability of our products will be determined by the North American and the Skoda marketplace.

We intend to continuously evolve and grow by offering consumers access to trendy apparel and accessories that are commonly offered in North America, but not accessible in Latin America.

Brand Recognition

We are a start-up company without brand recognition. We intend to create and build our brand through providing a wide-range of fashionable products, ensuring that we complete orders in a timely manner and eliminating low inventory rates. We will achieve this by employing qualified personnel to implement our prospects.

Price and Positioning

We intend to price our products comparably to our competitors. However, we are aiming to offer new products not available at traditional institutions in Latin America and therefore may be able to price higher than our competitors. We are positioning ourselves to fashion-savvy consumers ranging from ages 13 to 30 that are seeking to keep up with the latest style from the runway for a reasonable price. These consumers are looking stray from the norm of Latin American trends and stay on the cutting edge of North American and European fashion.

Customer Service

We believe that a high level of customer service and support is critical in ensuring that our website can be a viable alternative to other retail outlets. We need to provide efficiency and consistency to customers

We believe that a high level of customer service and support is critical to differentiating ourselves from other online retailers of fashion apparel and maximizing customer acquisition and retention efforts.  Our customer service effort starts with our website, which will be designed to provide an easy-to-navigate and intuitive shopping experience.  A well-organized help center will be available on the Website and will be designed to answer many of our customers’ most frequently asked questions.  For customers who prefer e-mail or telephone assistance, a customer service representative will be available seven days a week to provide assistance. To ensure that customers are satisfied with their shopping experience, all items will be eligible for an exchange, credit or refund within 30 days of the date of sale given the merchandise is returned unworn with original tags intact.

Competition

Our competition for customers comes from a variety of sources, including existing brick-and-mortar retailers that are using the Internet to expand their channels of distribution, traditional retailers and established mail-order and online retailers of fashion apparel and related accessories. Many of these competitors have longer operating histories, significantly greater resources, greater brand recognition and more firmly established supply relationships.  Moreover, we expect additional competitors to emerge in the future.

Our current or potential competitors include the following:

•     Online merchants such as Forever21.com, CharlotteRusse.com, AgaciStore.com, HM.com, UrbanOutfitters.com, Aritzia.com and eBay.com.

•     Big box apparel retailers such as Macy’s, Nordstrom, Zara, who are among the dominant players, plus hundreds of smaller brick-and-mortar stores.

•     Manufacturers of fashion apparel and related accessories that operate their own online sites and who supply specialty apparel stores and chains with the same products.

Marketing

The goal of our marketing strategy is to build brand recognition, increase customer traffic, add new customers, build strong customer loyalty, maximize reorders, and develop incremental revenue opportunities.  We have an integrated marketing program that will include direct mail, print advertising, e-mail campaigns, online marketing and social media strategy.

Direct Mail, Print Advertising and E-mail Campaigns

We will use direct mail, print advertising and e-mail campaigns to acquire new customers and to remind existing customers to reorder.

Online Marketing

Online retail success consists of being found online and increasing visitor traffic to the website. We expect to gain market share and become a heavily trafficked e-commerce site in the fashion apparel industry by using a broad array of online marketing strategies, including banner advertising, pay-per-click advertising, 'link backs' and on page-off page optimization.

As part our online marketing strategy, we intend to make our brand available to Internet consumers by using targeted keywords and achieving prominent placement on the top search engines and search engine networks, including Google and Yahoo. We also intend to optimize each page of our Website so that it can be found by search engines and search engine networks. Search Engine Optimization strategy begins by researching popular keywords that potential customers will use to search for a product on the Internet. In the context of our business, we intend to incorporate keywords in our product descriptions on each page of our Website.

We plan to become a member of the LinkShare Network, which is an affiliate program with merchant clients and affiliate websites.  This network is designed to develop and build a long-term, branded affiliate program in order to increase online sales and establish an Internet presence.  The LinkShare Network will enable us to establish link arrangements with other websites, as well as with portals and search engines.

Social Media Tools

We believe social media tools are critically important to building brand and community. As social media platforms (e.g. Facebook, Twitter, Pinterest) mature past their college roots, consumers and businesses have embraced them and these platforms have become vital tools to connect consumers and promote product purchases. Our social media strategy includes videos, talk-backs with experts in the fashion industry, contests, coupons, special offers, give-aways, health and beauty tips, e-book distribution, among others. We intend to select and place advertising on those social media platforms that are effective in reaching our target audience.

Intellectual Property and Agreements

We own the domain name www.skodatrends.com, but we have no other intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

We will rely on technologies that we license from third parties.  These licenses may not continue to be available to us on commercially reasonable terms in the future, if at all.  As a result, we may be required to obtain substitute technology of lower quality and/or greater cost, which could materially adversely affect our business, financial condition, results of operations and cash flows.

Governmental Approvals And Regulations

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce.  We are not aware of any permits or licenses that are required in order for us, generally, to sell pet supplies on the Internet, although licenses are sometimes required to sell products made from specific materials.  In addition, permits or licenses may be required from international, federal, state or local governmental authorities to operate or to sell certain other products on the Internet in the future.  No assurances can be given that we will be able to obtain such permits or licenses. We may be required to comply with future national and/or international legislation and statutes regarding the conduct of commerce on the Internet in all or specific countries throughout the world. No assurance can be made that we will be able to comply with such legislation or statutes. Our Internet operations are not currently impacted by federal, state, local and foreign environmental protection laws and regulations.

Employees

As of the date of this prospectus, we have no employees other than Ronald Guillermo, our sole executive officer and director. We do not intend any material change in the number of employees over the next 12 months. We are conducting and intend to conduct our business largely through consultants on a contract basis.

Reports to Security Holders

Although we are not required to deliver an annual report to security holders, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission (the “Commission”). We will become a reporting company after this prospectus has been declared effective by the Commission. As a reporting company, we will be required to file quarterly, annual, beneficial ownership and other reports with the Commission. However, unless we have the requisite number of shareholders we are only obliged to report to the Commission for one year.

You may read and copy any materials we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the Commission's internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s internet site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

For its only office, functioning as executive and head office, the Company operates out of space located at Posada Del Rey, Via Italia, Panama City, Republic of Panama. The office is being provided free of charge by our sole director, principal executive officer and principal financial officer, as an accommodation to the Company.

LEGAL PROCEEDINGS

We are not a party to any material pending or threatened legal proceedings.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Empire Stock Transfer of 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the manner provided in NRS 14.020(2).

MARKET PRICE OF AND DIVIDENDS ON THE COMMON SHARES

Our common shares are not currently quoted on any exchange.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTTERS

Market Information

There is presently no public market for our common stock.  We intend to seek the creation of such a market by contacting an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, a quotation medium administered by FINRA, upon the registration statement of which this prospectus forms a part becoming effective.  Only market makers can apply to quote securities on the OTC Bulletin Board. We have had preliminary discussions with an authorized OTC Bulletin Board market maker with the intent of entering into an agreement for sponsorship of our common stock for quotation on the OTC Bulletin Board. If we are able to engage a market maker, we anticipate that it will take approximately two months following submission of the application to FINRA for our securities to be quoted on the OTC Bulletin Board. However, our common stock may never be quoted on the OTC Bulletin Board or, if quoted, a public market in the stock may never materialize.

Our common stock is a penny stock. Penny stocks are generally equity securities with a price of less than $5, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and ventures available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, it may be difficult or impossible for stockholders to sell those securities.

Dividends

We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan

We have no compensation plans under which our equity securities are authorized for issuance.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.

2470 Street Rose, Parkway, Suite 304

Henderson  NV  89074

702-818-5898

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Since inception, we have had no changes in or disagreements with our principal independent accountant.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole executive officer and director and his age and titles as of the date of this prospectus are as follows:

Name of Director	Age	Position
Ronald Guillermo	33	President, Treasurer, and Director

Mr. Guillermo’s current term as a director of the Company commenced on August 16, 2012 and runs until the next annual meeting of the stockholders, unless earlier terminated.

Biographical Information

Ronald Guillermo has been the founder of Sky Entertainment, an events management and promotional group that provides disc jockey and other event services across Latin America, since its inception in 2009. For the past ten years, he has been engaged in sales and management positions in the real estate and logistics industry. Mr. Guillermo was previously the operations manager for Oil Logistics Ltd Inc, responsible for overseeing the execution of import and export orders for buyers and wholesalers of oil and petroleum products in Central and South America and also maintained alliances with manufacturers and suppliers.

Mr. Guillermo attended Universidad Latina De Panama in Panama City, Panama studying law and political science for four years, but did not graduate with a degree.

Significant Employees and Consultants

We have no significant employees other than Mr. Guillermo who is our sole executive officer and director. Mr. Guillermo is currently devoting 12 hours per week or 15% of his business time to Company affairs. Mr. Guillermo also acts in the capacity as our corporate secretary.  Subject to the direction of the President, the Secretary is responsible for maintaining the minute book of the Company, its updating, and general corporate administrative duties of the Company.  The Secretary is not considered a named executive officer as the position is strictly limited to administrative responsibilities.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

Mr. Guillermo is serving as the principal accounting officer of the Company. Mr. Guillermo has considerable practical working experience with the production and analysis of financial statements as a result of his past and current business activities.

Conflicts of Interest

Though Mr. Guillermo does not work with fashion retail companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Guillermo.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Guillermo acts in those capacities as our sole director.

Audit Committee Financial Expert

Mr. Guillermo is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the exploration stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

There are no family relationships among directors or executive officers of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our principal executive officer and directors for all services rendered in all capacities to us for the period from our inception through the fiscal period ended May 31, 2013.

Name and Principal Position	Year	Salary or fees earned or paid in cash ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compen-sation ($)	Non- qualified deferred compen- sation earnings. ($)	All other compen-sation ($)	Total ($)
Ronald Guillermo Principal Executive Officer & Director	2013	0	0	0	0	0	0	0	0

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Option/SAR Grants

We made no grants of stock options or stock appreciation rights to Ronald Guillermo during the period from our inception on August 16, 2012 through the period ending May 31, 2013.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between the Company and Ronald Guillermo.

Compensation Committee

We do not have a standing compensation committee or a committee performing a similar function.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this registration statement, by (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of the voting securities of the Company; (ii) each of our directors, and (iii) officers and directors as a group.

Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders. To the best of our knowledge, there exist no arrangements that could cause a change in voting control of the Company. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address Of Owner[1]	Relationship to Company	Shares Beneficially Owned	Percent Owned[2]

Common Stock	Ronald Guillermo Casa 5183-B Calle Parson Diablo, Ancon Panama City, Republic of Panama	Director, 5% Shareholder, President, and Treasurer	5,000,000	100.00%

[1]	The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Guillemo is the only "promoter" of our company.
[2]	The percent ownership of class is based on 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as disclosed below, none of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or executive officers;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock.
*	Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons
*	Any person sharing the household of any director, executive officer, or 5% shareholder of our Company.

Promoters

The promoter of the Company is Ronald Guillermo. In return for a subscription amount of $5,000, the Company issued to Mr. Guillermo 5,000,000 shares of the common stock of the Company in August 16, 2013.

Except for the transactions with Mr. Guillermo noted above, there is nothing of value to be received by him, either directly or indirectly, from us. Additionally, except for the transaction noted above, there have been no assets acquired or are any assets to be acquired from him, either directly or indirectly, from us.

WHERE YOU CAN FIND MORE INFORMATION

Certain information may have been incorporated by reference in this prospectus that forms part of a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”). If this prospectus has been delivered to you, upon written or oral request, at no cost to you, we will provide to you any or all reports or documents that have been incorporated by reference but not delivered with the prospectus. Requests for information should be made to the Company at (507) 6725 8263 or the following mailing address:

Posada Del Rey

Panama City

Republic of Panama

You may inspect and make copies of the registration statement, exhibits and schedules filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

(THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK) FINANCIAL STATEMENTS

SKODA VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements for the period ended March 31, 2011

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholders’ Equity	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements (unaudited)	F-7 to F-9

Skoda Ventures Inc.
(A Development Stage Company)
Balance Sheets

		As of May 31,
		2013

	ASSETS
Current Assets
Cash and Cash Equivalents		$4,430

TOTAL CURRENT ASSETS		-

TOTAL ASSETS		$-

	LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Liabilities		$5,000
Loan from Shareholder		-

TOTAL CURRENT LIABILITIES		5,000

COMMITMENTS (Note 4)

Stockholders' Equity
Common Stock
Authorized:
50,000,000 common shares at $0.001 par value
Issued and outstanding:
5,000,000 common shares		5,000

Additional paid-in capital		-

(Deficit) accumulated during the development stage		(5,570)

TOTAL STOCKHOLDERS' EQUITY		(570)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$4,430

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statements of Operations	(Unaudited)

			August 16, 2012
		For the Year Ended	(Inception) to
		May 31,	May 31,
		2013	2013

General and Administration Expenses
Filing Fees		$ 350	$ 350
Professional Fees		5,220	5,220
Dues and Subscriptions		-	-
Bank charges and interest		-	-

Operating loss		5,570	5,570

Net (loss) for the period		$ (5,570)	$ (5,570)

Net (loss) per share
Basic and diluted		(0.00)

Weighted Average Number of Common Shares Outstanding
Basic and diluted		5,000,000

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)
From August 16, 2012 (Inception Date) to May 31, 2013
						Deficit
						Accumulated
				Additional		During the	Total
	Common Stock			Paid-in		Development	Stockholders'
	Shares	Amount		Capital		Stage	Equity

Common stock issued for cash:
- at $0.001 per share, August 16, 2012	5,000,000	$5,000	$		$		$5,000

Comprehensive income (loss)
- Net Loss for the period from Inception August 16, 2012 to May 31, 2013						(5,570)	(5,570)

Balance, as at May 31, 2013	5,000,000	$5,000		$-		$(5,570)	$(570)

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc. `
(A Development Stage Company)
Statements of Cash Flows	(Unaudited)

			August 16, 2012
		For the fiscal year ended	(Inception) to
		May 31,	May 31,
		2013	2013

Operating Activities
Net (loss) for the period		(5,570)	(5,570)
Changes in non-cash working capital items
Accounts Payable and Accrued Liabilities		5,000	5,000
Cash used in operating activities		(570)	(570)

Financing Activities
Loans from Shareholder		-	-
Cash received for shares issued		5,000	5,000
Cash provided by financing activities		5,000	5,000

Cash increase (decrease) during the Period		4,430	4,430

Cash, Beginning of Period		-	-
Cash, End of Period		4,430	4,430

		-	-
		-	-

The accompanying notes are an integral part of the consolidated financial statements.

SKODA VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

NOTE 1 – NATURE OF BUSINESS

Skoda Ventures, Inc. (“Skoda” or the “Company”) was incorporated in Nevada on August 16, 2012. Skoda is in the business of the online retail sale of women’s fashion apparel and accessories. Skoda is a development stage company and has not yet realized any revenues from its planned or any other operations.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Foreign Currency Translation

The Company's functional currency is United States ("U.S.") dollars as substantially all of the Company's operations use this denomination.  The Company uses the U.S. dollar as its reporting currency. Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Recently Adopted Accounting Standards

Effective on inception, we adopted guidance issued by the FASB that requires disclosure about the fair value of financial instruments for interim financial statements of publicly traded companies, which is included in the Codification in ASC 825-10-65, “Financial Instruments.” The adoption of ASC 825-10-65 did not have an impact on our consolidated results of operations or financial condition. Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted guidance issued by the FASB that relates to the presentation and accounting for non-controlling interests, which is included in the Codification in ASC 810-10-65, “Consolidation.” In accordance with ASC 810-10-65, non-controlling interests (previously shown as minority interest) are reported below net income under the heading “Net income attributable to non-controlling interests” in the statements of income and shown as a component of equity in the balance sheets. Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted guidance issued by the FASB that requires enhanced disclosures regarding derivative instruments and hedging activities, enabling a better understanding of their effects on an entity’s financial position, financial performance and cash flows. The guidance is included in the Codification in ASC 815-10, “Derivatives and Hedging.” Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted ASC 820-10, “Fair Value Measurements and Disclosures,” with respect to recurring financial assets and liabilities. We adopted ASC 820-10 on January 1, 2009, as it relates to nonrecurring fair value measurement requirements for nonfinancial assets and liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Our adoption of the standard had no impact on our financial results.

NOTE 3 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of May 31, 2013, the Company had no revenues, had accumulated a deficit of $5,570 and had negative working capital of $570, which may not be sufficient to sustain operations over the next 12 months, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances. There is no assurance, however, of additional funding being available.

NOTE 4 – RELATED PARTY TRANSACTIONS

Skoda neither owns nor leases any real or personal property. An officer has provided office services without charge.  The officer and director of Skoda are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 5 – INCOME TAXES

Skoda follows Statement of Financial Accounting Standards ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

May 31, 2013

Refundable Federal income tax attributable to:
Current operations	$1,950
Less, change in valuation allowance	(1,950)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

March 31, 2011

Deferred tax asset attributable to:
Net operating loss carryover	$1,950
Less, valuation allowance	(1,950)
Net deferred tax asset	$-

At May 31, 2013, Skoda had an unused net operating loss carryover approximating $1,950 that is available to offset future taxable income and expires beginning in 2033.

NOTE 6 – COMMON STOCK

During the period ended May 31, 2013, Skoda issued 5,000,000 shares of common stock to its founding shareholder for $5,000 cash.

NOTE 7 - COMMITMENTS

Skoda neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officer and director are involved in other business activities and most likely will become involved in other business activities in the future.

See accompanying notes to financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

SEC Registration Fee	8
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	3,000
Consulting Expenses	5,000
Transfer Agent Fees	1,992
Total	$15,000

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our registration statement filed herewith.
2.	Article VIII of the Bylaws of the company, filed as Exhibit 3.2 to our registration statement filed herewith.
3.	Nevada Revised Statutes, Chapter 78.

            The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In January 2011, the Company issued 4,000,000 shares of its common stock to Ronald Guillermo at approximately $0.004 per share. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon exemptions from registration under Rule 504 of Regulation D of the Securities Act, Regulation S of the Securities Act and applicable local securities legislation.

Each recipient of securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

ITEM 16. EXHIBITS

3.1	Articles of Incorporation of Skoda Ventures, Inc.
3.2	Bylaws of Skoda Ventures, Inc.
23.1	Consent Stan Lee, CPA, P.C. Independent Registered Public Accounting Firm
99.1	Subscription Agreement for Regulation S subscribers

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Panama City, Republic of Panama on July 10, 2013.

SKODA VENTURES, INC.

By:  /s/ Ronald Guillermo

Ronald Guillermo

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Ronald Guillermo

Ronald Guillermo

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

July 10, 2013